UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: January 15, 2002
                                                -----------------


                          INTERNATIONAL WIRELESS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


         Maryland                        000-27045              6-4286069
----------------------------    ------------------------   -------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                          Identification No.)


                              120 Presidential Way
                                Woburn, MA 01801
                   ------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code:  (781) 939-7252
                                                          -----------------

                          ORIGIN INVESTMENT GROUP, INC.
           -----------------------------------------------------------
          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

          Not applicable.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.



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          Not applicable.

ITEM  5.  OTHER EVENTS.

          On January 15, 2002, the Registrant entered into an Acquisition Agreement, between the Registrant and Mitigo, Inc. a Delaware corporation with its corporate headquarters located in Woburn, Massachusetts (hereinafter "Mitigo").

          The closing under the Acquisition Agreement consisted of a stock for stock exchange in which the Registrant acquired all of the issued and outstanding common stock of Mitigo in exchange for the issuance of a total of 4,398,000 shares of its common stock, 2,998,006 at closing, and the remaining 1,399,994 held in escrow and to be distributed subject to net income performance for the years 2002 and 2003. As a result of this transaction, Mitigo became a wholly-owned subsidiary of the Registrant.

          The Agreement was approved after completion of its due-diligence by the unanimous consent of the Board of Directors of Mitigo and International Wireless. Prior to the Agreement, International had 10,936,138 shares of common stock issued and outstanding. Following the closing, the Registrant has 15,334,138 shares of common stock outstanding. The 4,398,000 shares of common stock have been issued to nine different shareholders. The four primary shareholders, Kevin Wells, President of Mitigo owns 1,466,978 shares, Jim Levinger owns 1,100,233, Tom Antognini owns 733,489 and Walter Antognini owns 733,489.

          Mitigo is an innovator in visual intelligence software solutions for wireless and mobile devices. Mitigo software decodes barcodes and other visual symbols in mobile handsets and PDAs that have integrated digital cameras. This capability provides "visual intelligence" to mobile devices enabling rapid mobile transactions and pinpoint navigation to multimedia content and information. Mitigo technology dramatically improves the usability and functionality of mobile devices helping overcome user interface barriers to mobile transactions and commerce.

          Founded in 2001, Mitigo, Inc. (www.mitigo.com) develops software solutions that allow mobile phones, PDAs, and other wireless devices to read visual symbols such as barcodes and matrix codes. Mitigo's advanced software solutions are ideal for wireless devices where the use of laser-based technology is impractical and are superior at accurately reading symbols in "real world" conditions. Mitigo's technology eliminates virtually all data entry via a keypad, a fundamental user interface barrier to adoption of mobile commerce. The patented technology in Mitigo's core products result from more than seven years of intensive development by the company's Chief Scientist, a Ph.D. from MIT with a concentration in Mathematics, and leaders in machine vision and digital imaging technologies. Mitigo currently markets its products worldwide from its offices in Woburn, Massachusetts.

ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable.


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ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

          a. Financial Statements of business Acquired will be filed by amendment within the required time allotted by law.

          b. Pro Forma Financial Information will be included in the Amendment within the required time allotted by law.

          c.   Exhibits:

               Exhibit  No.   Document  Description
               -----------    ---------------------

               10.1 Acquisition Agreement with Mitigo, Inc. to acquire Mitigo, Inc. dated January 11, 2002.


ITEM  8.  CHANGE  IN  FISCAL  YEAR.

          Not applicable.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 17, 2002                           International Wireless, Inc.
       -------------------                         ----------------------------
                                                   (Registrant)

                                                   /s/  Stanley A. Young
                                                   ----------------------------
                                                     Stanley A. Young, CEO


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